Exhibit (4)

                      AGREEMENT AND PLAN OF REORGANIZATION

    This Agreement and Plan of Reorganization (the "Agreement") is made as of December 9, 2002 in Boston, Massachusetts, by and between State Street Research Financial Trust (the "SSR Trust"), a Massachusetts business trust, on behalf of its State Street Research International Equity Fund series (the "Acquired Fund"), and Quantitative Group of Funds (the "Quant Trust"), a Massachusetts business trust, on behalf of its Quant Foreign Value Fund series (the "Acquiring Fund").

PLAN OF REORGANIZATION

    (a) The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund on the Exchange Date (as defined in Section 6) all of its properties and assets. In consideration therefor, the Acquiring Fund shall, on the Exchange Date, assume all of the liabilities of the Acquired Fund existing at the Valuation Time (as defined in Section 3(c)) and deliver to the Acquired Fund (i) a number of full and fractional Ordinary shares of beneficial interest of the Acquiring Fund (the "Ordinary Reorganization Shares") having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to the Class A, Class B(1), Class B and Class C shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to the Class A, Class B(1), Class B and Class C shares of the Acquired Fund assumed by the Acquiring Fund on that date, and (ii) a number of full and fractional Institutional shares of beneficial interest of the Acquiring Fund (the "Institutional Reorganization Shares") having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to the Class S shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to the Class S shares of the Acquired Fund assumed by the Acquiring Fund on that date. (The Ordinary Reorganization Shares and the Institutional Reorganization Shares shall be referred to collectively as the "Reorganization Shares"). It is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    (b) Upon consummation of the transaction described in paragraph (a) above, the Acquired Fund shall distribute in complete liquidation to its Class A, Class B(1), Class B and Class C shareholders of record as of the Exchange Date the Ordinary Reorganization Shares, and to Class S shareholders of record as of the Exchange Date the Institutional Reorganization Shares, each such shareholder being entitled to receive that proportion of such Ordinary or Institutional Reorganization Shares which the number of Class A, Class B(1), Class B, Class C and Class S shares of beneficial interest of the Acquired Fund held by such shareholder bears to the number of Class A, Class B(1), Class B, Class C and Class S shares of the Acquired Fund outstanding on the Exchange Date. Certificates representing the Ordinary and Institutional Reorganization Shares will not be issued. All issued and outstanding Class A, Class B(1), Class B, Class C and Class S shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund.

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    (c)  As promptly as practicable after the liquidation of the Acquired Fund as aforesaid, but in all events within six months after the Exchange Date, the SSR Trust shall pay or make provisions for the payment of the remaining debts and taxes, if any, of the Acquired Fund and distribute all remaining assets, if any, to shareholders of the Acquired Fund, and the Acquired Fund shall thereafter be liquidated pursuant to the provisions of the Declaration of Trust of State Street Research Financial Trust, as amended (the "SSR Trust Declaration of Trust"), and applicable law, and its legal existence terminated. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Exchange Date and, if applicable, such later date on which the Acquired Fund is liquidated.

AGREEMENT

    The Acquiring Fund and the Acquired Fund agree as follows:

    1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ACQUIRING FUND. The Quant Trust, on behalf of the Acquiring Fund, represents and warrants to and agrees with the Acquired Fund that:

    a. The Acquiring Fund is a series of the Quant Trust, a Massachusetts business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement.

    b. The Quant Trust is duly registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect.

    c. The statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments (indicating their market values) of the Acquiring Fund as of and for the six months ended September 30, 2002 have been furnished to the Acquired Fund. Such statement of assets and liabilities and schedule fairly present in all material respects the financial position of the Acquiring Fund as of that date and such statements of operations and changes in net assets fairly reflect in all material respects the results of its operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles.

    d. The current prospectus and statement of additional information of the Acquiring Fund, each dated August 1, 2002, and any supplement thereto (collectively, as from time to time amended, the "Acquiring Fund Prospectus"), which have previously been furnished to the Acquired Fund, did not as of such date and does not contain as of the date hereof, with respect to the Acquiring Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

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    e. There are no material legal, administrative or other proceedings pending or, to the knowledge of the Quant Trust or the Acquiring Fund, threatened against the Quant Trust or the Acquiring Fund, which assert liability on the part of the Acquiring Fund. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

    f. The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown belonging to it on its statement of assets and liabilities as of September 30, 2002, those incurred in the ordinary course of its business as an investment company since September 30, 2002 and those to be assumed pursuant to this Agreement. Prior to the Exchange Date, the Acquiring Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquired Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2002, whether or not incurred in the ordinary course of business.

    g. As of the Exchange Date, the Acquiring Fund will have filed (or has obtained valid extensions of filing dates for) all federal and other tax returns and reports which, to the knowledge of the Quant Trust's officers, are required to have been filed by the Acquiring Fund, and will have paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by the Acquiring Fund. All tax liabilities of the Acquiring Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquiring Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

    h. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, and state insurance, securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) ("Blue Sky Laws").

    i. The registration statement (the "Registration Statement") filed with the Commission by the Quant Trust on Form N-14 on behalf of the Acquiring Fund and relating to the Reorganization Shares issuable hereunder and the proxy statement of the Acquired Fund filed with the Commission relating to the meeting of the Acquired Fund shareholders referred to in Section 7(a) and Section 7(b) herein (together with the documents incorporated therein by reference, the "Proxy Statement"), on the effective date of the Registration Statement, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

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materially misleading; and at the time of the shareholders meetings referred to in Sections 7(a) and 7(b) and on the Exchange Date, the prospectus which is contained in the Registration Statement, as amended or supplemented by any amendments or supplements filed with the Commission by the Quant Trust and the Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not materially misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Proxy Statement made in reliance upon and in conformity with information furnished in writing by the Acquired Fund to the Acquiring Fund specifically for use in the Registration Statement or the Proxy Statement.

    j. There are no material contracts outstanding to which the Acquiring Fund is a party, other than as are or will be disclosed in the Acquiring Fund Prospectus, the Registration Statement or the Proxy Statement.

    k. The Acquiring Fund has elected to be treated as a "regulated investment company" under Sections 851 and 852 of the Code and has qualified as such for each taxable year of its operations and will qualify as such at all times through and including the Exchange Date.

    l. The issuance of the Reorganization Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

    m. The Reorganization Shares to be issued to the Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

    n. All issued and outstanding shares of the Acquiring Fund are, and at the Exchange Date will be, duly authorized, validly issued, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor is there outstanding any security convertible into any Acquiring Fund shares.

    o. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been authorized by the Board of Trustees of Quant Trust by a vote taken at a meeting of such Board called for such purpose.

    2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ACQUIRED FUND. The SSR Trust, on behalf of the Acquired Fund, represents and warrants to and agrees with the Acquiring Fund that:

    a. The Acquired Fund is a series of the State Street Research Financial Trust, a Massachusetts business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out this Agreement.

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    b. The SSR Trust is duly registered with the Commission as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

    c. A statement of assets and liabilities, statement of operations, statement of changes in net assets and a schedule of investments (indicating their market values) of the Acquired Fund as of and for the period ended October 31, 2002 have been furnished to the Acquiring Fund. Such statement of assets and liabilities and schedule fairly present in all material respects the financial position of the Acquired Fund as of that date, and such statements of operations and changes in net assets fairly reflect in all material respects the results of its operations and changes in net assets for the period covered thereby, in conformity with generally accepted accounting principles.

    d. The current prospectus and statement of additional information of the Acquired Fund, each dated March 1, 2002, and any supplement thereto (collectively, as from time to time amended, the "Acquired Fund Prospectus"), which have been previously furnished to the Acquiring Fund, did not contain as of such date and does not contain, with respect to the Acquired Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

    e. There are no material legal, administrative or other proceedings pending or, to the knowledge of the SSR Trust or the Acquired Fund, threatened against the SSR Trust or the Acquired Fund, which assert liability on the part of the Acquired Fund. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings which would materially and adversely affect its business and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

    f. There are no material contracts outstanding to which the Acquired Fund is a party, other than as are disclosed in the SSR Trust's registration statement on Form N-lA, the Acquired Fund Prospectus or Proxy Statement.

    g. The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown on the Acquired Fund's statement of assets and liabilities as of October 31, 2002 referred to above and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Acquired Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to October 31, 2002, whether or not incurred in the ordinary course of business.

    h. As of the Exchange Date, the Acquired Fund will have filed (or has obtained valid extensions of filing dates for) all federal and other tax returns and reports which, to the knowledge of the SSR Trust's officers, are required to have been filed by the Acquired Fund by the Exchange Date, and will have paid or

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will pay all federal and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund. All tax liabilities of the Acquired Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

    i. At the Exchange Date, the SSR Trust, on behalf of the Acquired Fund, will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets and liabilities of Acquired Fund subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Acquiring Fund. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the schedule of its investments as of October 31, 2002, referred to in Section 2(b) hereof, as supplemented with such changes in the portfolio as the Acquired Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Exchange Date.

    j. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act or Blue Sky Laws.

    k. The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not materially misleading; and at the time of the shareholders meetings referred to in Section 7(a) and Section 7(b) and on the Exchange Date, the Proxy Statement and the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not materially misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Proxy Statement made by the Acquiring Fund or made in reliance upon and in conformity with information furnished in writing by the Acquiring Fund to the Acquired Fund or the SSR Trust specifically for use in the Registration Statement or the Proxy Statement.

    l. The Acquired Fund has elected to be treated as a "regulated investment company" under Sections 851 and 852 of the Code has qualified as such for each taxable year of its operations and will qualify as such at all times through and including the Exchange Date.

    m. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been authorized by the Board of Trustees of SSR Trust by a vote taken at a meeting of such Board called for such purpose.

    n. At the Exchange Date, the Acquired Fund will have sold such of its assets, if any, as are necessary to assure that, after giving effect to the acquisition of the assets of the Acquired Fund pursuant to this Agreement, the Acquiring Fund will remain a "diversified company" within the meaning of Section 5(b)(1) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the Acquiring Fund Prospectus, as amended through the Exchange Date. Notwithstanding the foregoing, nothing herein will require the Acquired Fund to dispose of any assets if, in the reasonable judgment of the Acquired Fund, such disposition would adversely affect the tax-free nature of the reorganization or would violate the Acquired Fund's fiduciary duty to its shareholders.

    o. All issued and outstanding shares of the Acquired Fund are, and at the Exchange Date will be, duly authorized, validly issued, fully paid and non-assessable by the Acquired Fund. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund shares, nor is there outstanding any security convertible into any of the Acquired Fund shares.

    3. REORGANIZATION.

    a. Subject to the requisite approval of the shareholders of the Acquired Fund and, if necessary, the Acquiring Fund, and to the other terms and conditions contained herein (including the Acquired Fund's obligation to make the distribution described in Section 8(j)), the Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund on the Exchange Date, all of the Investments and all of the cash and other properties and assets of the Acquired Fund, whether accrued or contingent (including cash received by the Acquired Fund upon the liquidation by the Acquired Fund of any Investments), in exchange for that number of shares of beneficial interest of the Acquiring Fund provided for in Section 4 and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, whether accrued or contingent, existing at the Valuation Time (as defined below) except for the Acquired Fund's liabilities, if any, arising in connection with this Agreement. Pursuant to this Agreement, the Acquired Fund will, as soon as practicable after the Exchange Date, (i) distribute all of the Ordinary Reorganization Shares received by it to Class A, Class B(1), Class B and Class C shareholders of the Acquired Fund in exchange for their Class A, Class B(1), Class B, Class C and Class S shares of the Acquired Fund and (ii) distribute all of the Institutional Reorganization Shares received by it to Class S shareholders of the Acquired Fund in exchange for their Class S shares of the Acquired Fund.

    b. The Acquired Fund will pay or cause to be paid to the Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent, received by it on or after the Exchange Date. Any such distribution shall be deemed included in the assets transferred to the Acquiring Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone "ex" such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

    c. Pursuant to Section 4 below, the net value of assets of Acquired Fund and the net asset value per share of Acquiring Fund shall be determined at the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) on the business day preceding the Exchange Date or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

    d. In the event that trading on the NYSE or on another exchange or market on which the securities held by Acquired Fund shall be disrupted during the Valuation Time so that, in the judgment of the SSR Trust, accurate appraisal of the net assets of the Acquired Fund to be transferred hereunder or the assets of Acquiring Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day on which trading on such exchange or in such market shall, in the judgment of the SSR Trust, have been resumed without disruption. In such event, the Exchange Date shall be postponed accordingly.

    4. TRANSACTION. On the Exchange Date, the Acquiring Fund will deliver to the Acquired Fund (i) a number of full and fractional Ordinary Reorganization Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to the Class A, B(1), B and C shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to the Class A, B(1), B and C shares of the Acquired Fund assumed by the Acquiring Fund on that date, and (ii) a number of full and fractional Institutional Reorganization Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to the Class S shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to the Class S shares of the Acquired Fund assumed by the Acquiring Fund on that date.

    a. The net asset value of the Ordinary and Institutional Reorganization Shares to be delivered to the Acquired Fund, the value of the assets attributable to the Class A, Class B(1), Class B, Class C and Class S shares of the Acquired Fund, and the value of the liabilities attributable to the Class A, Class B(1), Class B, Class C and Class S shares of the Acquired Fund to be assumed by the Acquiring Fund, shall in each case be determined as of the Valuation Time.

    b. The net asset value of the Ordinary and Institutional Reorganization Shares shall be computed in the manner set forth in the Acquiring Fund Prospectus. The value of the assets and liabilities of the Class A, Class B(1), Class B, Class C and Class S shares of the Acquired Fund shall be determined by the Acquired Fund, in cooperation with the Acquiring Fund, pursuant to procedures which the Acquired Fund would use in determining the fair market value of the Acquired Fund's assets and liabilities.

    c. No adjustment shall be made in the net asset value of either the Acquired Fund or the Acquiring Fund to take into account differences in realized and unrealized gains and losses.

    d. The Acquired Fund shall distribute the Reorganization Shares to the shareholders of the Acquired Fund by furnishing written instructions to the Acquiring Fund's transfer agent, which will as soon as practicable set up open accounts for the Acquired Fund shareholders in accordance with such written instructions. Such distribution will proceed in the manner set forth in paragraph (b) of the Plan of Reorganization above.

    e. After the close of business on the business day on which the Valuation Time is determined, the Acquired Fund shall issue instructions providing for the delivery of all assets of Acquired Fund to the custodian for the Acquiring Fund to be held for the account of Acquiring Fund, effective as of the Exchange Date.

    f. The Acquiring Fund shall assume all liabilities of the Acquired Fund existing as of the Exchange Date, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Acquired Fund or otherwise, except for the Acquired Fund's liabilities, if any, pursuant to this Agreement. The Acquired Fund will discharge all known liabilities of the Fund, so far as may be possible, prior to the Exchange Date.

    5. EXPENSES, FEES, ETC.

    a. All fees and expenses, including legal, accounting expenses and the costs of proxy materials and proxy solicitation with respect to shareholders of the Acquired Fund that will be incurred in connection with the consummation by the Acquired Fund and the Acquiring Fund of the transactions contemplated by this Agreement will be borne by Quantitative Investment Advisors, Inc. ("Quantitative") and State Street Research & Management Company ("State Street Research"), provided, however, that portfolio transfer taxes (if any) or other similar expenses will be allocated ratably between the Acquiring Fund and the Acquired Fund in proportion to their net assets as of the Valuation Time, and provided further, however, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of the Acquiring Fund or the Acquired Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code.

    b. In the event the transactions contemplated by this Agreement are not consummated for any reason, then Quantitative and State Street Research shall be responsible for all expenses.

    c. Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

    6. EXCHANGE DATE. Delivery of the assets of the Acquired Fund to be transferred, assumption of the liabilities of the Acquired Fund to be assumed, and the delivery of the Reorganization Shares to be issued shall be made at Boston, Massachusetts, on such date and time as the Acquiring Fund and the Acquired Fund shall agree upon after shareholder approval of the reorganization, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

    7. MEETINGS OF SHAREHOLDERS; DISSOLUTION.

    a. The SSR Trust, on behalf of the Acquired Fund, agrees to call a meeting of the Acquired Fund's shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of its assets to and the assumption of all of its liabilities by the Acquiring Fund as herein provided and adopting this Agreement. The parties hereto understand and agree that the approval of this Agreement and Plan of Reorganization by the shareholders of the Acquired Fund has the effect of, and constitutes, not only the approval by such shareholders of the transactions described herein, but also (i) their approval of the present Quant advisory agreement, (ii) their ratification of the payment of investment advisory fees to Quantitative pursuant to the Interim Contract and (iii) their ratification of the payment of investment subadvisory fees to Polaris pursuant to the Interim Subadvisory Contract.

    b. The Acquired Fund agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in the SSR Trust Declaration of Trust in accordance with applicable law and that on and after the Exchange Date, the Acquired Fund shall not conduct any business except in connection with its liquidation and dissolution.

    c. The Acquiring Fund, in consultation with the Acquired Fund and based in part on information furnished by the Acquired Fund, will file the Registration Statement with the Commission. Each of the Acquired Fund and the Acquiring Fund will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement.

    8. CONDITIONS TO THE ACQUIRING FUND'S OBLIGATIONS. The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:

    a. That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Acquired Fund entitled to vote.

    b. That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

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    c. That the Acquiring Fund shall have received an opinion of Ropes & Gray, counsel to the Acquired Fund, dated the Exchange Date and in form satisfactory to the Acquiring Fund, to the effect that (i) the SSR Trust is a Massachusetts business trust duly formed and is validly existing under the laws of Massachusetts and has the power to own all its properties and to carry on its business as presently conducted; (ii) this Agreement has been duly authorized, executed and delivered by the SSR Trust on behalf of the Acquired Fund and, assuming that the Registration Statement, the Acquired Fund Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the Quant Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the SSR Trust and the Acquired Fund; (iii) the SSR Trust, on behalf of the Acquired Fund, has power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, the Acquired Fund will have duly sold, assigned, conveyed, transferred and delivered such assets to the Acquiring Fund; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the SSR Trust Declaration of Trust or By-Laws of the SSR Trust or any provision of any material agreement known to such counsel to which the SSR Trust or the Acquired Fund is a party or by which it is bound; and (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the SSR Trust on behalf of the Acquired Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws.

    d. That the Acquiring Fund shall have received an opinion of Kirkpatrick & Lockhart (which opinion would be based upon certain factual representations and subject to certain qualifications), dated as of the Exchange Date and in form satisfactory to the Acquiring Fund, to the effect that, on the basis of the existing provisions of the Code, current administrative rules, and the court decisions, for federal income tax purposes (i) no gain or loss will be recognized by the Acquiring Fund upon receipt of the Investments transferred to the Acquiring Fund and assumption of liabilities pursuant to this Agreement in exchange for the Reorganization Shares; (ii) the basis to the Acquiring Fund of the Investments will be the same as the basis of the Investments in the hands of the Acquired Fund immediately prior to such exchange; and (iii) the Acquiring Fund's holding periods with respect to the Investments will include the respective periods for which the Investments were held by the Acquired Fund.

    e. That from the date of this Agreement, through the Exchange Date, there shall not have been: (i) any change in the business, results of operations, assets or financial condition or the manner of conducting the business of Acquired Fund (other than changes in the ordinary course of its business, including, without limitation, dividends and distributions in the ordinary course and changes in the net asset value per share) which has had a material adverse effect on such business, results of operations, assets or financial condition, except in all instances as set forth in the financial statements;
(ii) any loss (whether or not covered by insurance) suffered by Acquired Fund materially and adversely affecting Acquired Fund, other than depreciation of securities; (iii) any indebtedness incurred by Acquired Fund for borrowed money or any commitment to borrow money entered into by Acquired Fund except as permitted in Acquired Fund Prospectus and disclosed in financial statements required to be provided under this Agreement; (iv) any grant or imposition of any lien, claim, charge or encumbrance upon any asset of Acquired Fund except as provided in Acquired Fund Prospectus so long as it will not prevent Acquired Fund from complying with Section 2(c) herein. In making the representations described in this Section 8(e), the Acquired Fund shall be entitled to rely upon a certificate to such effect from Quantitative.

    f. That the assets of the Acquired Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund, by reason of charter limitations or of investment restrictions disclosed in the Registration Statement in effect on the Exchange Date, may not properly acquire.

    g. That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Quant Trust or the Acquiring Fund, threatened by the Commission.

    h. That the SSR Trust shall have received from the Commission, any relevant state securities administrator and any relevant state insurance regulatory authority such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable Blue Sky Laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

    i. That all actions taken by the SSR Trust on behalf of the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquiring Fund and its counsel.

    j. That, prior to the Exchange Date, the Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Acquired Fund (i) all of the excess of (x) the Acquired Fund's investment income excludable from gross income under Section 103(a) of the Code over (y) the Acquired Fund's deductions disallowed under Sections 265 and 171(a)(2) of the Code, (ii) all of the Acquired Fund's investment company taxable income (as defined in Section 852 of the Code) (in each case computed without regard to any deduction for dividends paid) and (iii) all of the Acquired Fund's net capital gain realized (after reduction for any capital loss carryover), in each case for its taxable years ending on or after October 31, 2002 and on or prior to the Exchange Date.

    k. That the Acquired Fund shall have furnished to the Acquiring Fund its records as to the tax cost to the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such tax cost as the Acquiring Fund may reasonably request.

    l. That the Acquired Fund's custodian shall have delivered to the Acquiring Fund a record identifying all of the assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

    m. That the Acquired Fund's transfer agent shall have provided to the Acquiring Fund (i) the originals or true copies of all of the records of the Acquired Fund in the possession of such transfer agent as of the Exchange Date,
(ii) its records setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any shares and the number of shares held of record by each such shareholder.

    9. CONDITIONS TO THE ACQUIRED FUND'S OBLIGATIONS. The obligations of the Acquired Fund hereunder shall be subject to the following conditions:

    a. That this Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Acquired Fund entitled to vote.

    b. That the Quant Trust, on behalf of the Acquiring Fund, shall have accepted from the Acquired Fund a statement, dated as of the Exchange Date, from the Acquired Fund of its liabilities which the Acquiring Fund will assume, and that the Acquiring Fund shall have executed and delivered to the Acquired Fund an Assumption of Liabilities, dated as of the Exchange Date, pursuant to which it assumes all of the liabilities of the Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement, other than liabilities arising pursuant to this Agreement.

    c. That there shall not be any material litigation pending or threatened with respect to the matters contemplated by this Agreement.

    d. That the Acquired Fund shall have received an opinion of Kirkpatrick & Lockhart, counsel to the Acquiring Fund, in form satisfactory to counsel to the Acquired Fund, and dated as of the Exchange Date, to the effect that (i) the Quant Trust is a Massachusetts business trust duly formed and is validly existing under the laws of The Commonwealth of Massachusetts and has the power to own all its properties and to carry on its business as presently conducted;
(ii) the Reorganization Shares to be delivered to the Acquired Fund as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and non-assessable by the Quant Trust and the Acquiring Fund and no shareholder of the Acquiring Fund has any preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly authorized, executed and delivered by the Quant Trust on behalf of the Acquiring Fund and, assuming that the Acquiring Fund Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the SSR Trust on behalf of the Acquired Fund, is a valid and binding obligation of the Quant Trust and the Acquiring Fund; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Master Trust Agreement of Quant Group of Funds, as amended (the "Quant Declaration of Trust") or By-Laws of the Quant Trust, or any provision of any material agreement known to such counsel to which the Quant Trust or the Acquiring Fund is a party or by which it is bound; (v) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Quant Trust on behalf of the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws; and (vi) the Registration Statement has become effective under the 1933 Act, and to best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

    e. That the Acquired Fund shall have received an opinion of Kirkpatrick & Lockhart, dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain customary qualifications), in form satisfactory to the Acquired Fund and its counsel, to the effect that, on the basis of the existing provisions of the Code, current administrative rules, and court decisions, for federal income tax purposes: (i) no gain or loss will be recognized by the Acquired Fund as a result of the reorganization; (ii) no gain or loss will be recognized by shareholders of the Acquired Fund on the distribution of Reorganization Shares to them in exchange for their shares of the Acquired Fund; (iii) the aggregate tax basis of the Reorganization Shares that an Acquired Fund's shareholder receives in place of its Acquired Fund shares will be the same as the aggregate tax basis of its Acquired Fund shares exchanged therefor; and (iv) an Acquired Fund's shareholder's holding period for the Reorganization Shares received pursuant to the Agreement will be determined by including the holding period for the Acquired Fund shares exchanged for the Reorganization Shares, provided that the shareholder held the Acquired Fund shares as a capital asset.

    f. That all actions taken by the Quant Trust on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Acquired Fund and its counsel.

    g. That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Quant Trust or the Acquiring Fund, threatened by the Commission.

    h. That the Quant Trust shall have received from the Commission, any relevant state securities administrator and any relevant state insurance regulatory authority such order or orders as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable Blue Sky Laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

    10. WAIVER OF CONDITIONS. Each of the Acquired Fund or the Acquiring Fund, after consultation with counsel, or an officer authorized by the Board of Trustees of the SSR Trust or the Quant Trust, as the case may be, may waive any condition to their respective obligations hereunder, except for the conditions set forth in Sections 8(a) and 9(a); provided, however, that any such waiver must be in writing and promptly delivered to the non-waiving party.

    11. NO BROKER, ETC. Each of the Acquired Fund and the Acquiring Fund represents that there is no person who has dealt with it or the SSR Trust or Quant Trust who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

    12. TERMINATION. The Acquired Fund and the Acquiring Fund may, by written consent of the respective Board of Trustees of the SSR Trust and the Quant Trust on behalf of their respective fund, terminate this Agreement. Any written termination shall be promptly delivered to the non-terminating party.

    13. NOTICES. All notices required or permitted to be given under this Agreement shall be given in writing to Quant Group of Funds, 55 Old Bedford Road, Lincoln, MA 01773 (Attention: Fredrick Marius), or to State Street Research Financial Trust, One Financial Center, Boston, MA 02111 (Attention:
Francis McNamara) or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

    13. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto (which shall not require shareholder approval), and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

    14. PUBLICITY. Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the parties shall mutually determine.

    15. DECLARATIONS OF TRUST. A copy of each of the SSR Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and the Quant Trust Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the undersigned officer or assistant officer of the Acquired Fund or Acquiring Fund on behalf of the Trustees of the SSR Trust on behalf of the Acquired Fund and on behalf of the Trustees of the Quant Trust on behalf of the Acquiring Fund, in each case as officer or assistant officer and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers, assistant officers, agents or shareholders of the State Street Research Financial Trust or the Quant Group of Funds individually but are binding only upon the assets and property of the Acquired Fund and the Acquiring Fund, as provided in the SSR Trust Declaration of Trust or Quant Trust Declaration of Trust, respectively. No series of SSR Trust or Quant Trust shall be liable for the obligations of any other series of the respective Trusts.

    16. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

                                   STATE STREET RESEARCH FINANCIAL
                                   TRUST,

                                   on behalf of its State Street
ATTEST:                            Research International Equity
                                   Fund


By:________________________        By:__________________________



                                   QUANT GROUP OF FUNDS
                                   TRUST,

ATTEST:                            on behalf of its
                                   Quant Foreign Value Fund


By:________________________        By:__________________________